UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2008

Platinum Research Organization, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52029	20-2842514
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

2777 Stemmons Freeway, Suite 1440

Dallas, Texas 75207

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (214) 271-9503

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)	On March 24, 2008, the Audit Committee for Platinum Research Organization, Inc. (the “Company”) determined that (i) the Company’s previously issued unaudited financial statements for the three and six months ended June 30, 2007 contained errors in accounting with respect to the issuance of Series A Preferred shares on April 18, 2007 and with respect to the issuance of options for 3,116,428 shares of common stock and (ii) the Company’s previously issued unaudited financial statements for the three and nine months ended September 30, 2007 contained errors in accounting with respect to the issuance of Series A Preferred shares on April 18, 2007 and with respect to the cancellation and reissuance of stock options on August 3, 2007. As a result, the Audit Committee, in consultation with management and Lane Gorman Trubitt, L.L.P., the Company’s independent registered public accounting firm, concluded that the Company’s unaudited financial statements included in the Forms 10-QSB for the periods ended June 30, 2007 and September 30, 2007 should no longer be relied upon and should be restated.

The Company issued 5,000,000 shares of Series A Preferred on April 18, 2007 in a private placement transaction for a purchase price of $4,500,000. Under the Certificate of Designation for the Series A Preferred shares, the shares are convertible at the option of the holder into shares of the Company’s common stock at a conversion price of $0.18, representing a conversion ratio of five shares of common stock for each share of Series A Preferred (5:1). The shares of Series A Preferred are also subject to mandatory redemption on April 18, 2012, the maturity date of the Series A Preferred shares, at a redemption price of 120% of the Liquidation Preference (defined as $0.90 per share plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid through the date of distribution).

The Company previously classified the 5,000,000 Series A Preferred shares as components of Shareholders’ Equity. Since the Certificate of Designation for these shares contains a mandatory redemption date, the Company has determined these shares should instead be classified as a long-term liability in accordance with Statement of Financial Accounting Standards (“SFAS”) 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. Additionally, the long-term liability should be increased by $900,000 over the five-year period from the issuance date to the mandatory redemption date of the Series A Preferred shares to reflect the 20% redemption premium contained in the Certificate of Designation. The recognition of this premium will increase interest expense and the net loss in the Consolidated Statement of Operations by $36,000 for the three and six months ended June 30, 2007. For the three and nine months ended September 30, 2007, the recognition of the premium will increase interest expense and the net loss in the Consolidated Statement of Operations by $45,370 and $81,370, respectively. The recognition of this item does not affect the cash balance of the Company.

The Company also did not properly calculate or record the intrinsic value of the Beneficial Conversion Feature contained in the Series A Preferred shares. The Series A Preferred shares’ conversion price of $0.18 per share of common stock was less than the fair market value of the underlying common stock when the Series A Preferred shares were issued on April 18, 2007. In accordance with Emerging Issues Task Force (“EITF”) Issue No. 98-5, Accounting for Convertible securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, this price differential generated a Beneficial Conversion Feature that should be recognized as a discount against the long-term liability, which amount would be limited to the proceeds received from the issuance of the Series A Preferred shares. The recognition of the Beneficial Conversion Feature will result in a discount of $4,500,000 that offsets the long-term liability for the Series A Preferred shares and a corresponding $4,500,000 increase in additional paid-in capital at the issuance date of the Series A Preferred shares. Additionally, in accordance with EITF Issue No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, the discount should be accreted to the Company’s interest expense over the five-year period from the issuance date to the mandatory redemption date of the Series A Preferred shares. The accretion will result in a reduction of the long-term liability discount and an increase in interest expense over this five-year period. The accretion of the discount will increase interest expense and the net loss in the Consolidated Statement of Operations by $180,000 for the three and six months ended June 30, 2007. For the three and nine months ended September 30, 2007, the accretion of the discount will increase interest expense and the net loss in the Consolidated Statement of Operations by $226,849 and $406,849, respectively. The recognition of this item does not affect the cash balance of the Company.

Additionally, during the preparation of the financial statements for the year ended December 31, 2007, the Company identified an error in the calculation of compensation cost for the three and six months ended June 30, 2007 and three and nine months ended September 30, 2007. On April 18, 2007, options for 3,116,428 shares of common stock were granted at an exercise price of $1.35; however, the compensation cost related to these options was not reflected in the financial statements for the period ended June 30, 2007. On August 3, 2007, options for 3,116,428 shares of common stock at an exercise price of $1.35 were cancelled and reissued as an exercise price of $0.79. Under SFAS 123R, Share-Based Payment, the cancellation and reissuance of stock options should result in increased compensation cost over the service period of the new option grant. Although the cancellation and reissuance of the stock options was previously disclosed in the previously issued financial statements for the periods ended June 30, 2007 and September 30, 2007, the additional compensation cost was not recorded in the financial statements. Recognizing the additional compensation expense will result in an increase in salary expense and a corresponding increase in the net loss in the Consolidated Statement of Operations of $91,431 for the three and six months ended June 30, 2007, $157,929 for the three months ended September 30, 2007, and $249,360 for the nine months ended September 30, 2007. The recognition of this item does not affect the cash balance of the Company.

The Company will restate the quarterly financial statements for the periods ended June 30, 2007 and September 30, 2007 as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM RESEARCH ORGANIZATION, INC.

Date: March 28, 2008	By:	/s/ John T. Jaeger, Jr.
	Name:	John T. Jaeger, Jr.
	Title:	Chief Executive Officer

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